UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IMMUNOPRECISE ANTIBODIES LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

British Columbia (Province or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

8731

(Primary Standard Industrial Classification Code)

3204-4464 Markham Street

Victoria, British Columbia V8Z 7X8
(250) 483-0308

(Address and telephone number of Registrant's principal executive offices)

ImmunoPrecise Antibodies (USA), Ltd.
4837 Amber Valley Parkway Suite 11
Fargo, ND 58104
(701) 353-0022

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

______________________

With a copy to:

Dorsey & Whitney LLP

James Guttman

TD Canada Trust Tower

Brookfield Place

161 Bay Street

Suite 4310

Toronto, Ontario, Canada

M5J 2S1

(416) 367-7376

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission ("SEC") is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION AUGUST 6, 2024

IMMUNOPRECISE ANTIBODIES LTD.

Up to 15,000,000 Common Shares

This prospectus (this "Prospectus") relates to the resale from time to time by the selling securityholder named in this Prospectus (the "Selling Shareholder") of up to 15,000,000 common shares (the "Note Shares") in the capital of the Company (as defined below) (the "Common Shares") to be issued upon the conversion of those certain convertible debentures (the "Convertible Debentures") issued and issuable  pursuant to a Securities Purchase Agreement, dated July 16, 2024 (the "Securities Purchase Agreement"), entered into by and between ImmunoPrecise Antibodies Ltd. (the "Company") and YA II PN, Ltd. a Cayman Islands exempt limited company ("YA" or the "Selling Shareholder"). YA is a fund managed by Yorkville Advisors Global, LP.

Our registration of the securities covered by this Prospectus does not mean that the Selling Shareholder will offer or sell any of the Note Shares. The Selling Shareholder may sell the Note Shares offered by this Prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this Prospectus under the caption "Plan of Distribution." The Note Shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at Prospectus prices, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under "Plan of Distribution" and in supplements to this Prospectus in connection with a particular offering of our Common Shares by the Selling Shareholder. In connection with any sales of securities offered hereunder, the Selling Shareholder, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Selling Shareholder will bear all underwriting commissions and discounts, if any, attributable to the sales of the Note Shares. We will bear other costs, expenses and fees in connection with the registration of the securities covered by this Prospectus

We will not receive any proceeds from the sale of the Note Shares by the Selling Shareholder pursuant to this Prospectus. See the section titled "Selling Shareholder" for additional information regarding YA.

The Selling Shareholder will pay all brokerage fees and commissions and similar expenses in connection with the offer and sale of the Common Shares by the Selling Shareholder pursuant to this Prospectus. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering under the Securities Act the offer and sale of the Common Shares included in this Prospectus by the Selling Shareholder. See "Plan of Distribution."

This Prospectus constitutes a public offering of Common Shares only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the Common Shares in those jurisdictions.  The Common Shares may be offered or sold to, or through, underwriters or dealers and the Selling Shareholder may offer and sell Common Shares directly to other purchasers or through agents pursuant to exemptions from registration or qualification under applicable securities laws.

The Common Shares are listed for trading on the Nasdaq Capital Market ("NASDAQ") under the trading symbol "IPA". On August 5, 2024, being the last trading day prior to the date hereof, the closing price of the Common Shares on the NASDAQ was $0.81.

The Company's head office is located at 3204 - 4464 Markham Street, Victoria, British Columbia V8Z 7X8 and its registered and records office is located at 1800 - 510 West Georgia Street, Vancouver, British Columbia V6B 0M3.

Investing in the Common Shares involves a high degree of risk. Prospective purchasers of the Common Shares should carefully consider all the information in this Prospectus and in the documents incorporated by reference in this Prospectus. See "Risk Factors" beginning on page 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

In this Prospectus, all references to "dollars" or "$" are references to United States dollars unless otherwise specified.

The date of this Prospectus is              , 2024.

ABOUT THIS PROSPECTUS

Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus. Neither the Company nor the Selling Shareholder has authorized anyone to provide anyone with any different or additional information. If anyone provides any different or additional information, prospective investors should not rely on it. Neither the Company nor the Selling Shareholder is making an offer to sell or seeking an offer to buy the Common Shares offered pursuant to this Prospectus in any jurisdiction where the offer or sale is not permitted. Prospective investors should assume that the information contained in this Prospectus is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this Prospectus or of any sale of Common Shares pursuant thereto. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates or suggests otherwise, references to "we," "our," "us," the "Company" refer to ImmunoPrecise Antibodies Ltd., a corporation existing under the laws of British Columbia, Canada, individually, or as the context requires, collectively with its subsidiaries.

Statistical information and other data relating to the pharmaceutical and biotechnology industry included in this Prospectus are derived from industry reports published by industry analysts, industry associations and/or independent consulting and data compilation organizations. Market data and industry forecasts used throughout this Prospectus were obtained from various publicly available sources. Although the Company believes that these independent sources are generally reliable, the accuracy and completeness of such information is not guaranteed and has not been independently verified.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, together with the documents incorporated by reference herein and therein, contains forward-looking statements and information about the Company which reflect management's expectations regarding the Company's future growth, results of operations, operational and financial performance and business prospects and opportunities. In addition, the Company may make or approve certain statements or information in future filings with Canadian securities regulatory authorities, in news releases, or in oral or written presentations by representatives of the Company that are not statements of historical fact and may also constitute forward-looking statements or forward-looking information. All statements and information, other than statements or information of historical fact, made by the Company that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and information, including, but not limited to statements and information preceded by, followed by, or that include words such as "may", "would", "could", "will", "likely", "expect", "anticipate", "believe", "intends", "plan", "forecast", "budget", "schedule", "project", "estimate", "outlook", or the negative of those words or other similar or comparable words.

Forward-looking statements and information involve significant risks, assumptions, uncertainties and other factors that may cause actual future performance, achievements or other realities to differ materiality from those expressed or implied in any forward-looking statements or information and, accordingly, should not be read as guarantees of future performance, achievements or realities. Although the forward-looking statements and information contained in this Prospectus and the documents incorporated by reference therein reflect management's current beliefs based upon information currently available to management and based upon what management believes to be reasonable assumptions, the Company cannot be certain that actual results will be consistent with these forward-looking statements and information. A number of risks and factors could cause actual results, performance, or achievements to differ materially from the results expressed or implied in the forward-looking statements and information. Such risks and factors include, but are not limited to, the following:

• negative operating cash flow;

• liquidity and future financing risk;

• the financial position of the Company and its potential need for additional liquidity and capital in the future;

• the success of any of the Company's current or future strategic alliances;

• the Company may become involved in regulatory or agency proceedings, investigations and audits;

• the Company may be subject to litigation in the ordinary course of its business;

• the ability of the Company to obtain, protect and enforce patents on its technology and products;

• risks associated with applicable regulatory processes;

• the ability of the Company to achieve publicly announced milestones;

• the effectiveness of the Company's business development and marketing strategies;

• the competitive conditions of the industry in which the Company operates;

• market perception of smaller companies;

• the Company cannot assure the production of new and innovative processes, procedures or innovative approaches to antibody production or new antibodies;

• the ability of the Company to manage growth;

• the selection and integration of acquired businesses and technologies;

• the Company may lose clients;

• any reduction in demand;

• any reduction or delay in government funding of research and development;

• costs of being a public company in the United States;

• the Company may fail to meet the delivery and performance requirements set forth in client contracts;

• the Company may become subject to patent and other intellectual property litigation;

• the Company's dependence upon key personnel;

• the Company may not achieve sufficient brand awareness;

• the Company's directors and officers may have interests which conflict with those of the Company;

• the outsourcing trend in non-clinical discovery stages of drug discovery;

• the Company's products, services and expertise may become obsolete or uneconomical;

• the effect of global economic conditions;

• the Company has a limited number of suppliers;

• the Company may become subject to liability for risks against which it cannot insure;

• clients may restrict the Company's use of scientific information;

• the Company may experience failures of its laboratory facilities;

• any contamination in animal populations;

• any unauthorized access into information systems;

• prospective investors' ability to enforce civil liabilities;

• the Company's status as a foreign private issuer;

• exposure to foreign exchange rates;

• the effects of future sales or issuances of equity securities or debt securities;

• the market price of the Common Shares may experience volatility;

• the anticipated use of proceeds from this offering, if any;

• the Company has not declared or paid any dividends on the Common Shares and does not intend to do so in the foreseeable future; and

• a liquid market for the Common Shares may not develop.

Although the Company has attempted to identify important risks and factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements or information, there may be other factors and risks that cause actions, events or results not to be as anticipated, estimated or intended. Further, any forward-looking statements and information contained herein are made as of the date of this Prospectus and the documents incorporated by reference therein and, other than as required by applicable securities laws, the Company assumes no obligation to update or revise them to reflect new events or circumstances. New factors emerge from time to time, and it is not possible for management to predict all such factors and to assess in advance the impact of each such factor on the Company's business or the extent to which any factor, or combination of factors, may cause actual realities to differ materially from those contained in any forward-looking statement or information. Accordingly, readers should not place undue reliance on forward-looking statements and information contained in this Prospectus and the documents incorporated by reference herein. All forward-looking statements and information disclosed in this Prospectus and the documents incorporated by reference are qualified by this cautionary statement.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with the Commissions and filed with, or furnished to, the SEC. Copies of the documents incorporated herein by reference may be obtained on written or oral request without charge from ImmunoPrecise Antibodies Ltd., at 3204-4464 Markham Street, Victoria, BC V8Z 7X8, telephone: (250) 483-0803 or by accessing the disclosure documents through the internet on the SEC's Electronic Data Gathering, Analysis, and Retrieval System ("EDGAR") at www.sec.gov.

The following documents, filed with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

a) our Annual Report on Form 20-F for the fiscal year ended April 30, 2024 filed with the SEC on July 29, 2024;

b) the description of our common shares contained in Annual Information Form included as Exhibit 99.119 to our Registration Statement on Form 40-F filed with the SEC on December 28, 2020.

In addition, this Prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K (as applicable), and all subsequent filings on Forms 10-Q and 8-K filed by us pursuant to the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") including after the date of the initial registration statement of which this Prospectus is a part and prior to effectiveness of the registration statement, and after effectiveness of the registration statement and prior to the termination of the offering of the securities made by this Prospectus.  We may incorporate by reference into this Prospectus any Form 6-K that is furnished to the SEC after the date of the filing of the registration statement of which this Prospectus forms a part and before the date of termination of the offering of the securities made by this Prospectus. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this Prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us and the readers should review all information contained in this Prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

RISK FACTORS

An investment in our Common Shares is highly speculative and subject to a number of known and unknown risks.  Only those persons who can bear the risk of the entire loss of their investment should purchase our Securities.  You should carefully consider the risk factors set forth below along with the risk factors in our Annual Report on Form 20-F for the fiscal year ended April 30, 2024 and the other information contained in this Prospectus, and the documents incorporated by reference therein, as updated by our subsequent filings under the Exchange Act, before purchasing any of our Common Shares.

Additional Risks Related to the Offering and Our Common Shares

Substantial blocks of our Common Shares may be sold into the market as a result of the Common Shares issuable upon conversion of the Convertible Debentures issued to YA under the Securities Purchase Agreement, which may cause the price of our Common Shares to decline.

The price of our Common Shares could decline if there are substantial sales of our Common Shares, if there is a large number of our Common Shares available for sale, or if there is the perception that these sales could occur.

Any issuance of our Common Shares pursuant the conversion of the Convertible Debentures issued pursuant to the Securities Purchase Agreement will dilute the percentage ownership of shareholders and may dilute the per share earnings (if any) or book value of our Common Shares. Sales of a substantial number of our Common Shares in the public market or other issuances of our Common Shares, or the perception that these sales or issuances could occur, could cause the market price of our Common Shares to decline and may make it more difficult for you to sell your Common Shares at a time and price that you deem appropriate.

There may not be an active, liquid market for the Common Shares.

There may not be an active, liquid market for the Common Shares. There is no guarantee that an active trading market for the Common Shares will be maintained on NASDAQ. Investors may not be able to sell their Common Shares quickly or at the latest market price if trading in the Common Shares is not active.

Return on the Common Shares is not guaranteed.

There is no guarantee that the Common Shares will earn any positive return in the short term or long term. A holding of any such security is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the Common Shares is appropriate only for holders who have the capacity to absorb a loss of some or all of their investment.

MATERIAL CHANGES

Except as otherwise disclosed in this Prospectus there have been no material changes to our operations that have occurred since April 30, 2024, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this Prospectus.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth the consolidated capitalization and indebtedness of the Company as at April 30, 2024, the date of the Company's most recently filed audited consolidated financial statements. This table should be read in conjunction with the consolidated financial statements of the Company and the related notes and management's discussion and analysis of financial condition and results of operations in respect of those statements that are incorporated by reference in this Prospectus.

As of April 30, 2024
Total Common Shares Outstanding	26,944,500
Total Warrants Outstanding	186,761
Total Options Outstanding	1,521,367
Convertible Debenture Payable	$0

DESCRIPTION OF SHARE CAPITAL

Common Shares

The Company's authorized share capital consists of an unlimited number of Common Shares. As of July 29, 2024, 27,302,260 Common Shares are issued and outstanding.

Registered holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders of the Company, and are entitled to one vote for each Common Share held at a meeting of shareholders other than meetings at which only the holders of any other class or series of shares of the Company may be issued or outstanding from time to time or are entitled to vote as a separate class or series. In addition, holders of common shares are entitled to receive on a pro rata basis dividends if, as and when declared by the board of directors and, upon liquidation, dissolution or winding-up of the Company, are entitled to receive on a pro rata basis the net assets of the Company after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attaching to any other series or class of shares, including preferred shares, ranking in priority to, or equal with, the holders of the common shares.

SELLING SHAREHOLDER

On July 16, 2024, the Company entered into the Securities Purchase Agreement with the Selling Shareholder for the purchase of the Convertible Debentures. We are registering the Note Shares in order to permit the Selling Shareholder to offer the Note Shares for resale from time to time.

The table below sets forth certain information furnished to us by the Selling Shareholder with respect to the beneficial ownership of the shares of Common Shares held by the Selling Shareholder as of July 16, 2024. The Selling Shareholder may have sold, transferred, or otherwise disposed of some or all of their Common Shares since the date on which the information in the following table is presented in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Information concerning the Selling Shareholder may change from time to time and, if necessary, we will amend or supplement this Prospectus accordingly.

Other than the relationships described herein, to our knowledge, the Selling Shareholder is not an employee or supplier of ours or our affiliates. Within the past three years, other than the relationships described herein, the Selling Shareholder has not held a position as an officer a director of ours, nor has the Selling Shareholder had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the Selling Shareholder, unless otherwise noted. The Note Shares being offered are being registered to permit public secondary trading of such shares and the Selling Shareholder may offer all or part of the shares it owns for resale from time to time pursuant to this Prospectus. See "Plan of Distribution." The Selling Shareholder does not have any family relationships with our officers, other directors or controlling shareholders.

To the extent the Selling Shareholder is affiliated with broker-dealers and any participating broker-dealers are deemed to be "underwriters" within the meaning of the Securities Act, and any commissions or discounts given to any Selling Shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act. The term "Selling Shareholder" also includes any transferees, pledgees, donees, or other successors in interest to the Selling Shareholder named in the table below. Unless otherwise indicated, to our knowledge, the Selling Shareholder named in the table below have sole voting and investment power with respect to the shares of Common Shares set forth opposite its name. We will file a supplement to this Prospectus (or a post-effective amendment hereto, if necessary) to name any successors to the Selling Shareholder who are able to use this Prospectus to resell the Common Shares registered hereby.

Name of Selling Shareholder	Shares of Common Shares Beneficially Owned Before the Offering	Shares of Common Shares Offered for Resale	Shares of Common Shares Beneficially Owned After Completion of the Resale	% of Shares of Common Shares Beneficially Owned After Completion of the Resale
YA II PN, Ltd.(1)	0(2)	15,000,000(3)	-	-%

__________________

(1) YA II PN, Ltd. is a fund managed by Yorkville Advisors Global, LP ("Yorkville LP"). Yorkville Advisors Global II, LLC (Yorkville LLC") is the General Partner of Yorkville LP. All investment decisions for the Yorkville Investor are made by Yorkville LLC's President and Managing Member, Mark Angelo. The business address of the Yorkville Investor is 1012 Springfield Avenue, Mountainside, NJ 07092.

(2) YA currently holds 0 Common Shares and has the right to acquire additional Common Shares pursuant to the Convertible Debentures. The number of Common Shares that may actually be acquired by YA pursuant to the Convertible Debentures is not currently known. Any conversions of the Convertible Debentures into shares of Common Stock is limited by the terms of the Convertible Debentures to such number of Common Shares that would not result in the YA, together with shares held by the YA and its affiliates, beneficially owning (as determined in accordance with Rule 13d-3 of the Exchange Act) in excess of 4.99% of the number of Common Shares outstanding immediately after giving effect to such conversion.

(3) Assumes that the entire principal of the Convertible Debenture is converted at the Floor Price (as defined in the Securities Purchase Agreement) of $0.20 and does not represent actual conversions.

USE OF PROCEEDS

All of the Common Shares offered by the Selling Shareholder pursuant to this Prospectus will be sold by the Selling Shareholder for its own account. We will not receive any of the proceeds from these sales.

PLAN OF DISTRIBUTION

The Selling Shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their Common Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the Common Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling Common Shares:

• ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

• block trades in which the broker-dealer will attempt to sell the Common Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

• "at the market" into an existing market for the Common Shares;

• privately negotiated transactions;

• in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

• a combination of any such methods of sale; or

• any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell Common Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this Prospectus.

In order to comply with the securities laws of certain states, if applicable, the Common Shares offered by this Prospectus may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Common Shares offered by this Prospectus may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The Selling Shareholder may transfer the Common Shares offered by this Prospectus by other means not described in this Prospectus.

The Selling Shareholder may use one or more registered broker-dealers to effectuate sales of the Common Shares offered by this Prospectus. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Such registered broker-dealer may, in some circumstances (or instance if such registered broker-dealer's involvement is not limited to receiving commission not in excess of the usual and customary distributors' or sellers' commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. YA has informed us that each such broker-dealer will receive commissions from YA which will not exceed customary brokerage commissions.

The Selling Shareholder and its affiliates have agreed not to engage in any "short sales" (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Shares.

The Selling Shareholder is an "underwriter" within the meaning of the Securities Act.

We may suspend the sale of Common Shares by the Selling Shareholder pursuant to this Prospectus for certain periods of time for certain reasons, including if the Prospectus is required to be supplemented or amended to include additional material information.

This offering as it relates to YA will terminate on the date that all Common Shares offered by this Prospectus have been sold by YA or no Convertible Debentures issued pursuant to the Securities Purchase Agreement remain outstanding.

The Common Shares covered by this Prospectus will not be qualified for distribution by prospectus in any jurisdiction of Canada, and may not be offered for sale, sold, assigned or transferred in any jurisdiction of Canada except pursuant to a prospectus or exemption from the prospectus requirement under applicable securities laws in Canada. The Selling Shareholder shall not offer or sell any Common Shares directly or indirectly to any person whom, to the Selling Shareholder's knowledge, is resident or located in a jurisdiction of Canada or acquiring such Common Shares for the benefit of another person resident or located in a jurisdiction of Canada, or on any "marketplace" (as such term is defined in National Instrument 21-101 Marketplace Operation) in Canada.

TRADING

The Company's Common Shares are listed and posted for trading on the NASDAQ under the symbol "IPA".

EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is a statement of the expenses (all of which are estimated), other than any underwriting discounts and commissions and expenses reimbursed by us, if any, to be incurred in connection with a distribution of an assumed amount of 15,000,000 Common Shares under this Prospectus.

SEC registration fees	$1,739
Legal fees and expenses	40,000*
Accountants' fees and expenses	15,600*
Miscellaneous	5,000*
Total	$62,339*

*Estimated

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN GET MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the securities described in this Prospectus. This Prospectus does not contain all of the information set forth in that registration statement and its exhibits. For further information with respect to us and our securities, you should consult the registration statement and its exhibits.

We are required to file with the securities commission or authority in each of the provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, New Brunswick, Nova Scotia, Prince Edward Island, and Newfoundland¸ in Canada, annual and quarterly reports, material change reports and other information. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also must file reports with, and furnish other information to, the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as United States companies. However, we file with the SEC an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.

The SEC maintains an internet site (www.sec.gov) that makes available reports and other information that we file or furnish electronically with it.

DOCUMENTS ON DISPLAY

Copies of the documents referred to in this Prospectus, or in the registration statement, may be inspected at our registered office at 3204-4464 Markham Street Victoria, British Columbia V8Z 7X8 during normal business hours.

EXPERTS

The audited consolidated financial statements incorporated by reference in this Prospectus and elsewhere in this registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

Certain Canadian legal matters relating to the validity of the securities offered by this Prospectus are being passed upon by Norton Rose Fulbright Canada LLP, our Canadian counsel.

INTEREST OF EXPERTS AND COUNSEL

To our knowledge, none of the experts or counsel named in this Prospectus held, at the time they prepared or certified such statement, report or valuation, received after such time or will receive any registered or beneficial interest, direct or indirect, in any securities or other property of our Company or one of our associates or affiliates otherwise than by remuneration as employees or consultants of our business, none of which is contingent on the success of an offering of the Common Shares.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Sections 160 to 163 of the Business Corporations Act (British Columbia) provide as follows:

160	Subject to section 163, a company may do one or both of the following:

(a)	indemnify an eligible party against all eligible penalties to which the eligible party is or may be liable;

(b)	after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

161

Subject to section 163, a company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party

(a)	has not been reimbursed for those expenses, and

(b)	is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

162 (1)

Subject to section 163 and subsection (2) of this section, a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding.

(2)

A company must not make the payments referred to in subsection (1) unless the company first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by section 163, the eligible party will repay the amounts advanced.

163 (1)	A company must not indemnify an eligible party under section 160(a) or pay the expenses of an eligible party under section 160(b), 161 or 162 if any of the following circumstances apply:

(a)

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(b)

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

(c)

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be;

(d)

(d) in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

(2)	If an eligible proceeding is brought against an eligible party by or on behalf of the company or by or on behalf of an associated corporation, the company must not do either of the following:

(a)	indemnify the eligible party under section 160(a) in respect of the proceeding;

(b)	pay the expenses of the eligible party under section 160(b), 161 or 162 in respect of the proceeding.

Furthermore, pursuant to Section 165 of the Business Corporations Act (British Columbia), a company may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the company or an associated corporation.

Article 21 of the Articles of the Registrant provides as follows:

21.2	Mandatory Indemnification of Directors and Officers and Former Directors and Officers

Subject to the Business Corporations Act, the Company must indemnify a director, officer, former director or officer or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director, officer and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.4	Indemnification of Other Persons

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person. This is covered by ensuring that the Company carry the appropriate insurance ie. General commercial liability, errors and omissions, product liability, key person insurance.

21.5	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles does not invalidate any indemnity to which they are entitled under this Part.

21.6	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or their heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;

(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time the corporation is or was an affiliate of the Company;

(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;

(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

against any liability incurred by them as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

To the extent permitted by law, the Company has entered into an indemnification agreement with its directors for liabilities incurred while performing their duties. The Company also maintains directors' & officers' liability insurance which protects individual directors and officers and the Company against claims made, provided they acted in good faith on behalf of the Company, subject to policy restrictions.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

1.1*	Securities Purchase Agreement between ImmunoPrecise Antibodies Ltd. and YA II PN, Ltd., dated July 16, 2024

4.1*	Convertible Debenture between ImmunoPrecise Antibodies Ltd. and YA II PN, Ltd., dated July 16, 2024

5.1	Opinion of Norton Rose Fulbright Canada LLP regarding legality of securities being registered.

23.1	Consent of Norton Rose Fulbright Canada LLP (contained in Exhibit 5.1).

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of signature page to this Registration Statement).

107	Filing Fee Table

* Previously filed as an exhibit to the registrant's Annual Report on Form 20-F filed with the SEC on July 29, 2024 and incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Victoria, Province of British Columbia, on August 6, 2024.

IMMUNOPRECISE ANTIBODIES LTD

By:	/s/ Jennifer L. Bath
Jennifer L. Bath
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, the undersigned officers and directors of ImmunoPrecise Antibodies Ltd., hereby severally constitute and appoint Jennifer L. Bath and Kristin Taylor, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jennifer L. Bath	Chief Executive Officer, President and Director (Principal Executive Officer)	August 6, 2024
Jennifer L. Bath

/s/ Kristin Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	August 6, 2024
Kristin Taylor

/s/ Mitch Levine	Chairman of the Board of Directors	August 6, 2024
Mitch Levine

/s/ Chris Buyse	Director	August 6, 2024
Chris Buyse

/s/ Barry A. Springer	Director	August 6, 2024
Barry A. Springer

/s/ Dirk Witters	Director	August 6, 2024
Dirk Witters

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of ImmunoPrecise Antibodies Ltd. in the United States, on August 6, 2024.

By:	/s/ Jennifer L. Bath
Name:	Jennifer L. Bath
Title:	Chief Executive Officer and President